Exhibit 10.3

OPTION AGREEMENT

Dated as of November 1, 2023

by and between

JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY

and

RIVIAN HORIZON, LLC

$15,000,000,000 MAXIMUM AGGREGATE PRINCIPAL AMOUNT

JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY

TAXABLE REVENUE BONDS

(RIVIAN HORIZON, LLC PROJECT)

SERIES 2022

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), dated as of November 1, 2023, between the JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY (hereinafter referred to as the “Issuer”), and RIVIAN HORIZON, LLC (hereinafter referred to as “Company”).

W I T N E S S E T H:

WHEREAS, the Issuer is issuing the Bonds (defined below) to directly or indirectly provide for the Project (defined below) for rental to the Company; and

WHEREAS, the Issuer and the Company are contemporaneously entering into a Rental Agreement, of even date herewith (the “Rental Agreement”), relating to the Project; and

WHEREAS, the Company and the Issuer desire that the Company be granted the option to purchase all of the Issuer’s right, title and interest in and to the Project upon the terms and provisions as hereinafter set forth; and

NOW, THEREFORE, in consideration of the Option Fee in hand paid by the Company to the Issuer, and other good and valuable consideration, the receipt and sufficiency of all of which is respectively hereby acknowledged by the parties hereto, and for the mutual covenants contained herein, the Issuer and the Company hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Bonds” means the Issuer’s Taxable Revenue Bonds (Rivian Horizon, LLC Project), Series 2022, in the maximum aggregate principal amount of $15,000,000,000.

(b) “Closing” means the consummation of the purchase and sale transaction contemplated hereby as a result of the exercise (or deemed exercise) of the Option.

(c) “Closing Date” means the date prescribed herein for the consummation of the Closing under the Option.

(d) “EDA” means that certain Economic Development Agreement, dated May 2, 2022 by and among the Issuer, the Company, and the State of Georgia, acting through its Department of Economic Development, as amended.

(e) “Effective Date” means the date on which this Agreement is fully executed.

(f) “Equipment” has the meaning set forth in the Rental Agreement.

(g) “Land” has the meaning set forth in the Rental Agreement.

(h) “Option Fee” means the sum of $100.00.

(i) “Option Term” means that period of time commencing on the Effective Date and ending on the date, not sooner than the expiration or earlier termination of the Rental Agreement, which is thirty (30) days following the date on which the Company receives written notice from the Issuer that the Rental Agreement has expired or terminated and that the Option must be exercised within thirty (30) days or will lapse.

(j) “Project” means the Project referred to in the Rental Agreement, and described generally in Exhibit “A” attached hereto.

(k) “Purchase Price” shall have the meaning set forth in Section 4(a) herein.

(l) “Permitted Encumbrances” means the Permitted Encumbrances referred to in the Rental Agreement and the EDA.

(m) “State Lease” means that certain Intergovernmental Lease Agreement, dated as of September 2, 2022, as amended, between the State and the Issuer.

(n) “State” means the State of Georgia.

2. GRANT OF OPTION. Pursuant to Sections 3.6(h)(i), 3.6(h)(ii) and 3.6(h)(iii) of the EDA, the Issuer and the State have granted to the Company the exclusive right and option (“Option”) to purchase all right, title and interest of the Issuer and the State in and to the Project (as the same shall exist at the time of such purchase, subject to Permitted Encumbrances as defined in the Rental Agreement) during the Option Term and upon the terms and conditions as set forth therein and hereinbelow. The Issuer hereby confirms the grant of the Option with respect to its interest in the Project.

3. EXERCISE OF OPTION. The Company may exercise the Option, at any time during the Option Term, by giving written notice thereof to the Issuer and the State. If the Bonds have not theretofore been fully paid and if the Company is not then also the Bondholder, a copy of such notice shall also be given by the Company to the Bondholder at the address of the holder of the Bond. Such notice shall specify a date and time of the Closing, which shall be no earlier than thirty (30) days and no more than sixty (60) days following the date such notice is sent to the Issuer. The time, date and place of the Closing shall be 10:00 a.m. prevailing Georgia time on the Closing Date at the offices of Smith, Gambrell & Russell, LLP in Atlanta, Georgia, or such other time, date and place as the Company and the Issuer may agree. In the event the Company does not exercise the Option during the Option Term, the Issuer shall promptly notify the Company, and the Option shall be deemed exercised (i) within thirty (30) days following such notice and the Option Term shall be deemed to have been extended through such date and the Option validly exercised, and (ii) upon the termination of the Rental Agreement prior to final maturity of the Bonds for any reason.

4. CONTRACT FOR PURCHASE AND SALE OF ISSUER’S INTEREST IN PROPERTY. The Company acknowledges that the Issuer does not currently hold fee simple title to the portion of the Project consisting of the Land and Buildings, but instead leases such Land and Buildings from the State pursuant to the State Lease. The Issuer holds fee title to the Equipment only. In the event that the Company exercises its Option (or it is deemed exercised) as provided for in the preceding paragraph, the Issuer agrees to sell, transfer and assign to the Company, and the Company agrees to purchase and acquire, all of the Issuer’s right, title and interest in and to the Project (as it then exists), including all rights of the Issuer under the State Lease, if requested, in accordance with the following terms and conditions:

(a) Purchase Price. At the Closing, the Company shall pay the applicable option price set forth in Section 3.6(h) of the EDA (the “Purchase Price”) to the Issuer and the State, as applicable. The Purchase Price will be determined based on the timing of the exercise of the Option as more particularly set forth in Section 3.6(h) of the EDA.

(b) Closing Procedure. Upon payment of the Purchase Price, the Issuer shall transfer, sell and assign all of its right, title and interest in and to the Project to the Company “as is, where is” and subject to Permitted Encumbrances by such instruments of assignment and transfer as the Company shall reasonably request. The State has separately, in the EDA and the State Lease, agreed to transfer to the Company its right, title and interest in the Project upon exercise of the Option and payment of the Purchase Price, it being the intention, as provided in the EDA, that the Company receive all instruments necessary to obtain fee simple title in the entire Project at Closing.

(c) Closing Costs. All costs relating to the Closing, including, but not limited to, the reasonable fees and expenses of counsel to the Issuer, to the Company and to any lender, shall be paid by the Company.

(d) Status Pending Closing. Until and unless legal title to the Project is transferred to the Company at Closing, the Company shall not, by virtue of this Agreement, acquire title to the Project, and the risk of loss of the Project shall remain with the tenant under the Rental Agreement.

(e) Default by the Issuer; Remedies of the Company. In the event the Issuer fails to close the sale of its interest in the Project pursuant to the terms and provisions of this Agreement and the EDA, the Company shall be entitled to sue for specific performance and to seek other available remedies at law and in equity, it being expressly understood that the Company shall not have an adequate remedy at law. In the event the Company is required to so pursue its remedies under this Agreement, the Company will be entitled to receive from the Issuer reimbursement of all attorneys’ fees and expenses (including costs related to any lawsuit) incurred by the Company in pursuit of its remedies under this Agreement.

(f) Documents. The Issuer and the Company agree that such documents as may be legally necessary or reasonably appropriate to carry out the terms of this Agreement shall be executed and delivered by each party to the other at the Closing.

(g) New Lease and Option. The Issuer and the State have granted to the Company a separate option to purchase all right, title and interest of the Issuer and the State in and to the Project (as the same shall exist at the time of such purchase, subject to Permitted Encumbrances as defined in the Rental Agreement) in the event the State Lease is extended for an additional term of twenty-five (25) years (or shorter term, as described in Section 3.6(h) of the EDA) and the Issuer and the Company have entered into the New Lease (defined in the EDA), all as more fully described in the last paragraph of Section 3.6(h) of the EDA. Such option shall not be terminated or otherwise affected by the termination of this Agreement.

5. MISCELLANEOUS.

(a) Notice. All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be given as provided in the Rental Agreement for the giving of notices.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(c) Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their permitted respective heirs, successors and/or assigns. The Company may assign this Agreement only in connection with an assignment of the Rental Agreement permitted by the terms and conditions thereof or with the consent of the Issuer.

(d) Headings. The headings inserted at the beginning of each paragraph and/or subparagraph of this Agreement are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

(e) Entire Agreement. This Agreement, together with the EDA, State Lease and the Rental Agreement, contains all of the terms, promises, covenants, conditions and representations made or entered into by or between the Issuer and the Company and supersedes all prior discussions and agreements, whether written or oral, between the Issuer and the Company with respect to the Option and all other matters contained herein and constitutes the sole and entire agreement between the Issuer and the Company with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both the Issuer and the Company with the formalities hereof.

(f) Public Purpose of Option to Purchase. The Issuer and the Company acknowledge that the Option constitutes a material inducement to the Company to locate its operations in Walton County and Morgan County (the “Counties”) and thereby promote industry and create employment opportunities in the Counties and within the jurisdiction of the Issuer, and that in granting such Option, the Issuer is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare industry, trade and commerce within the Counties and the reduction of unemployment.

(g) Rejection in Bankruptcy. In the event the Issuer ever files a petition for relief or becomes the subject of a proceeding under any chapter or provision of Title 11 of the United States Code (the “Bankruptcy Code”), this Agreement, to the extent subject to rejection pursuant to the Bankruptcy Code, shall be subject to, and the Company shall be entitled to the full protections of, Section 365(i) of the Bankruptcy Code. The Option under this Agreement shall be fully enforceable against and binding upon the Issuer notwithstanding the termination, rejection, or disaffirmance of the Rental Agreement or a bankruptcy, insolvency or other legal proceeding or otherwise.

(h) Limited Obligation. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ANY LIABILITY FOR THE PAYMENT OF MONEY AND ANY OTHER LIABILITY OR OBLIGATION, WHICH THE ISSUER MAY INCUR UNDER OR PURSUANT TO THIS AGREEMENT, SHALL NOT CONSTITUTE ITS GENERAL OR PECUNIARY OBLIGATION BUT SHALL CONSTITUTE A SPECIAL OR LIMITED OBLIGATION OF THE ISSUER REPRESENTING A CLAIM AGAINST THE SECURITY PLEDGED TO THE PAYMENT OF THE BONDS.

(i) Status of Property. COMPANY ACKNOWLEDGES THAT UPON EXERCISE OF ITS PURCHASE OPTION HEREUNDER, THE ISSUER’S INTEREST IN THE PROJECT WILL BE CONVEYED TO THE COMPANY “AS-IS” AND WITH ALL FAULTS. COMPANY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE EDA, THE ISSUER DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROJECT. EXCEPT AS SPECIFICALLY SET FORTH IN THE EDA, THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE COMPANY’S PURPOSES OR NEEDS. THE PROJECT SHALL BE PROVIDED TO THE COMPANY IN ALL CASES SUBJECT TO PERMITTED ENCUMBRANCES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under proper seal.

Signed and sealed in the presence of:	JOINT DEVELOPMENT AUTHORITY OF JASPER COUNTY, MORGAN COUNTY, NEWTON COUNTY AND WALTON COUNTY

Unofficial Witness	By:	/s/ Jerry Silvio
Chair

ATTEST:
Notary Public

My Commission Expires:	/s/ Bob Hughes
Secretary

[SEAL]
[NOTARY SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO OPTION AGREEMENT]

Signed and sealed in the presence of:	RIVIAN HORIZON, LLC

Unofficial Witness	By:	/s/ Claire McDonough	(SEAL)
Title: Chief Financial Officer

Notary Public	ATTEST:	/s/ Julie Camou

My Commission Expires:
Executive Assistant
Title:
[NOTARY SEAL]

[SIGNATURE PAGE TO OPTION AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE PROJECT

Land, buildings and furniture, fixtures and equipment for the vehicle manufacturing and research, development, testing, sales and/or service facilities, including potential battery manufacturing facilities, and related facilities of Rivian Horizon, LLC and related property financed or refinanced with the proceeds of the Bonds.